                                                                     EXHIBIT 2.3



          AGREEMENT AND PLAN OF MERGER, dated as of January 25, 1998 (this "AGREEMENT"), among NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("PARENT," or, with regard to the period upon and after the Effective Time of the Merger (as hereinafter defined), the "SURVIVING CORPORATION"), NEWBRIDGE PARENT CORPORATION, a Delaware corporation ("HOLDCO SUB"), which is a direct wholly owned subsidiary of Parent, and NEWBRIDGE MERGER CORPORATION, a Delaware corporation ("MERGER SUB"), which is a direct wholly owned subsidiary of Holdco Sub and an indirect wholly owned subsidiary of Parent (Parent and Merger Sub, collectively, the "CONSTITUENT CORPORATIONS," and each, a "CONSTITUENT CORPORATION").

                                W I T N E S S E T H :

          WHEREAS, Parent is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL") and is authorized to issue a total of 360,020,000 shares, consisting of: (i) 250,000,000 shares of Class A Common Stock, par value $.01 per share ("PARENT CLASS A COMMON STOCK"); (ii) 65,000,000 shares of Class B Common Stock, par value $.01 per share ("PARENT CLASS B COMMON STOCK") (all classes of common stock, collectively, "COMMON STOCK"); (iii) 45,020,000 shares of preferred stock ("PARENT PREFERRED STOCK"), par value $.01 per share, of which (A) 10,000 shares have been designated Series A Preferred Stock, par value $.01 per share ("PARENT SERIES A PREFERRED STOCK"); (B) 10,000 shares have been designated Series B Preferred Stock, par value $.01 per share ("PARENT SERIES B PREFERRED STOCK");
(C) 25,000,000 shares have been designated Series C Preferred Stock, par value $.01 per share ("PARENT SERIES C PREFERRED STOCK"); and (D) 3,000,000 shares have been designated Series D Junior Participating Preferred Stock, par value $.01 per share ("PARENT SERIES D PREFERRED STOCK") (all classes of preferred stock, collectively, "PARENT PREFERRED STOCK"). It is understood and agreed that prior to the Effective Time of the Merger, Parent shall file certificates of elimination with the Delaware Secretary of State (as hereinafter defined) which shall eliminate from the Parent Charter (as hereinafter defined) all matters set forth in the certificate of designations with respect to Parent Series A Preferred Stock and Parent Series B Preferred Stock. As of the close of business on December 31, 1997, there were (i) 95,587,010 shares of Parent Class A Common Stock issued and outstanding; (ii) 1,393,867 shares of Parent Class B Common Stock issued and outstanding (the shares referred to in clause
(i) and (ii) of this sentence, the "OUTSTANDING PARENT COMMON SHARES"); (iii)
(A) no shares of Parent Series A Preferred Stock issued and outstanding; (B) no shares of Parent Series B Preferred Stock issued and outstanding; (C) 6,628,566 shares of Parent Series C Preferred Stock issued and outstanding (the "OUTSTANDING PARENT SERIES C SHARES"); and (D) no shares of Parent Series D Preferred Stock issued and outstanding; (iv) 6,800,000 shares of Parent Class A Common Stock held in the treasury of Parent (the "TREASURY PARENT COMMON SHARES"); (v) 5,391,311 shares of Parent Class A Common Stock reserved for issuance upon exercise of stock options of Parent outstanding or which may be granted pursuant to employee stock option and similar plans; and (vi) 10,435,231 shares of Parent Class A Common Stock reserved for issuance upon the conversion of Parent Class B Common Stock and Parent Series C Preferred Stock;

          WHEREAS, Merger Sub is a corporation organized and existing under the DGCL and is authorized to issue a total of 1,000 shares, in a single class of common stock, $.01 par

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                                                                               2

value per share ("MERGER SUB COMMON STOCK"), of which, as of the date hereof, 1,000 shares are issued and outstanding (the "OUTSTANDING MERGER SUB COMMON SHARES") (as of the date hereof, Holdco Sub holds of record the Outstanding Sub Common Shares) and no shares are issued but not outstanding;

          WHEREAS, Holdco Sub is a corporation organized and existing under the DGCL and is authorized to issue a total of 1,000 shares of Class A Common Stock, par value $.01 per share ("HOLDCO SUB CLASS A COMMON STOCK"), and prior to the Effective Time of the Merger will be authorized to issue a total of 360,020,000 shares, consisting of: (i) 250,000,000 shares of Holdco Sub Class A Common Stock; (ii) 65,000,000 shares of Class B Common Stock, par value $.01 per share ("HOLDCO SUB CLASS B COMMON STOCK") (all classes of common stock, collectively, "HOLDCO SUB COMMON STOCK"); (iii) 45,020,000 shares of preferred stock, par value $.01 per share ("HOLDCO SUB PREFERRED STOCK"), of which (A) 25,000,000 shares will constitute, prior to the Effective Time of the Merger a series of Holdco Sub Preferred Stock, identical to Parent Series C Preferred Stock, having the designation "Series C Preferred Stock" ("HOLDCO SUB SERIES C PREFERRED STOCK"); and (B) 3,000,000 shares will constitute prior to the Effective Time of the Merger a series of Holdco Sub Preferred Stock, identical to Parent Series D Preferred Stock, having the designation "Series D Preferred Stock" ("HOLDCO SUB SERIES D PREFERRED STOCK"). As of the date hereof, there are 1,000 shares issued and outstanding of Holdco Sub Class A Common Stock (the "OUTSTANDING HOLDCO SUB CLASS A COMMON SHARES");

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Holdco Sub have determined that it is advisable and in the best interests of each of Parent, Merger Sub and Holdco Sub and their respective stockholders that Merger Sub be merged with and into Parent in accordance with the terms and conditions of this Agreement (the "MERGER"), and accordingly the Boards of Directors of each of Parent, Merger Sub and Holdco Sub have approved and authorized this Agreement and the Merger;

          WHEREAS, it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL, and it is a condition to the consummation of the Merger that Simpson Thacher & Bartlett ("ST&B"), tax counsel to Parent, will, based on appropriate representations and warranties of parties to the Investment Agreement (as hereinafter defined) and certain stockholders of such parties, render an opinion (the "TAX OPINION") to the effect that the Merger and the exchange of shares of capital stock of Parent for shares of capital stock of Holdco Sub shall be a transaction described in Section 351(a) and/or Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that no income or gain will be recognized by Parent or Holdco Sub or their respective stockholders as a result of the Merger and the Exchange (as defined in the Investment Agreement); and

          WHEREAS, Parent, Holdco Sub, Air Partners, L.P., a Texas limited partnership (the "PARTNERSHIP"), the partners (the "PARTNERS") of the Partnership identified on the signature pages of the Investment Agreement (as hereinafter defined), Bonderman Family Limited Partnership, a Texas limited partnership ("TRANSFEROR I"), 1992 Air, Inc., a Texas corporation ("TRANSFEROR II"), and Air Saipan, Inc., a CNMI corporation ("TRANSFEROR III" and, collectively with Transferor I and Transferor II, the "TRANSFERORS") have entered into an Investment Agreement, dated as of January 25, 1998 (as amended, the "INVESTMENT AGREEMENT"), pursuant to which Parent and Holdco Sub have agreed, among other things, that Holdco Sub will, subject to and in accordance with the terms and conditions set forth therein, issue shares of Holdco Sub

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                                                                              3

Class A Common Stock, (i) to certain Partners in exchange for such Partners' respective partnership interests in the Partnership and (ii) to certain Transferors in exchange for all the shares of Class A Common Stock, par value $.01 per share, of Continental Airlines, Inc., a Delaware corporation, held by such Transferors;

          NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, covenants, representations, warranties, acknowledgments and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:


                                      ARTICLE I.
                                      THE MERGER

          1.1 THE MERGER; FILING AND EFFECTIVE TIME. Subject to and in accordance with the terms and conditions of this Agreement and the DGCL, this Agreement and the certificates attached hereto of the respective secretaries of Parent and Merger Sub as Exhibits A and B, duly executed shall be filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") by the Surviving Corporation at or as soon as practicable after the Closing (as defined below). The Merger shall become effective at 5:00 p.m., New York City time, on the date on which this Agreement is so filed with the Delaware Secretary of State (the "EFFECTIVE TIME OF THE MERGER").

          1.2 CLOSING. Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article V hereof (the "CLOSING DATE"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date or place is agreed to in writing by the parties hereto.

          1.3 EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

          1.4 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Second Amended and Restated Certificate of Incorporation of Parent as in effect immediately prior to the Effective Time of the Merger (the "PARENT CHARTER") shall be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CORPORATION CHARTER"), except that the following amendments thereto are to be effected by the Merger upon the Effective Time of the Merger:

          A. the Surviving Corporation Charter shall be amended by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following: "FIRST: The name of the Corporation is Northwest Airlines Holdings Corporation (hereinafter called the "Corporation").";

          B. the Surviving Corporation Charter shall be amended by deleting Article FOURTH thereof in its entirety and inserting in lieu thereof the following: "FOURTH: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $0.01 each.";

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                                                                              4

          C. the Surviving Corporation Charter shall be amended by striking the text of Article FIFTH, Article NINTH, Article TENTH, Article ELEVENTH and Article TWELFTH thereof and inserting in lieu thereof the following:
     "[Intentionally omitted.]"; and

          D. the Surviving Corporation Charter shall be amended by adding and inserting, immediately following Article THIRTEENTH thereof, a new Article FOURTEENTH thereof, to read in its entirety as follows:

          FOURTEENTH: Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or this Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to subsection (g) of
          Section 251 of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of Northwest Airlines Corporation, a Delaware corporation, or any successor thereto by merger, by the same vote as is required by the Delaware General Corporation Law and/or by this Restated Certificate of Incorporation.

          1.5 BYLAWS OF THE SURVIVING CORPORATION. The bylaws of Parent as in effect immediately prior to the Effective Time of the Merger (the "PARENT BYLAWS") shall be and continue in full force and effect as the bylaws of the Surviving Corporation upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

          1.6 DIRECTORS OF THE SURVIVING CORPORATION. The respective members constituting the whole Board of Directors of Parent (the "PARENT BOARD") immediately prior to the Effective Time of the Merger shall be and continue as the respective members constituting the whole Board of Directors of the Surviving Corporation upon and after the Effective Time of the Merger, until such members' respective successors are elected and qualified or until such members' earlier death, resignation, disqualification or removal and unless and until the number of members shall be duly increased or decreased in accordance with the DGCL (which power and right to increase or decrease, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

          1.7 OFFICERS OF THE SURVIVING CORPORATION. Each person serving as an officer of Parent immediately prior to the Effective Time of the Merger shall be and continue as an officer of the Surviving Corporation, holding the same office or offices, upon and after the Effective Time of the Merger, until such person's successor is chosen and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

          1.8 FURTHER ASSURANCES. At any time and from time to time upon and after the Effective Time of the Merger, as and when required or deemed desirable by the Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the name and on behalf of any and each Constituent Corporation, such deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of any and each Constituent Corporation, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, conform of record, or otherwise confirm the Surviving Corporation's (or its successors' or assigns') right, title, and interest in and to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each Constituent Corporation held immediately prior to the Effective Time of the Merger, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation (or its successors or assigns), and each of them, upon and after the Effective Time of the Merger, are and shall be fully authorized, in the name and on behalf of each Constituent Corporation, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.


                                     ARTICLE II.
                               EFFECT OF THE MERGER ON
                  THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS


          2.1 EFFECT ON CAPITAL STOCK. Upon and as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of the respective shares:

          A. CONVERSION OF PARENT SHARES.

          1. Each outstanding share of Parent Class A Common Stock shall be changed and converted into one validly issued, fully paid and nonassessable share of Holdco Sub Class A Common Stock; each outstanding share of Parent Class B Common Stock shall be changed and converted into one validly issued, fully paid and nonassessable share of Holdco Sub Class B Common Stock; each of the Treasury Parent Common Shares shall be changed and converted into one validly issued, fully paid and nonassessable share of Holdco Sub Class A Common Stock; and the Outstanding Parent Common Shares and the Treasury Parent Common Shares shall be canceled and cease to exist.

        2. Each of the Outstanding Parent Series C Preferred Shares shall be changed and converted into one validly issued, fully paid and nonassessable share of Holdco Sub Series C Preferred Stock (with rights to accrued, accumulated and unpaid dividends on each Outstanding Parent Series C Preferred Share (the "SERIES C ACCUMULATED DIVIDENDS") being preserved, unimpaired, unchanged, and unaffected by such conversion in the Merger, such Series C Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Holdco Sub Series C Preferred Stock, and each such share of Holdco Sub Series C Preferred Stock carrying and having such Series C Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Holdco Sub Series C Preferred Stock) and such Outstanding Parent Series C Preferred Shares shall no longer be outstanding and automatically shall be canceled and cease to exist.

          B. CONVERSION OF MERGER SUB SHARES. Each Outstanding Merger Sub Common Share shall be changed and converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share ("SURVIVING CORPORATION COMMON STOCK"), of the Surviving Corporation, to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time of the Merger); the capital of the Surviving Corporation in respect of each share of Surviving Corporation Common Stock to be an amount equal to the par value thereof as permitted under the DGCL and such Outstanding Merger Sub Common Shares shall be canceled and cease to exist.

          2.2 NOTIFICATION OF TRANSFER AGENT. Prior to the Closing Date, Holdco Sub and Parent shall notify their respective transfer agents of the conversions of shares of Parent stock and of shares of Merger Sub stock and the cancellation of shares of Holdco Sub stock pursuant to Section 2.1 hereof.

          2.3 STOCK CERTIFICATES. Upon and as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Holdco Sub, the holders of the respective shares, or any other person:

          A. HOLDCO SUB. The shares of Holdco Sub Common Stock and the shares of Holdco Sub Preferred Stock into which the Outstanding Parent Common Shares, the Outstanding Parent Series C Shares and the Treasury Parent Common Shares shall have been converted pursuant to Section 2.1 hereof shall be represented and evidenced by the same stock certificates that previously represented and evidenced such Outstanding Parent Common Shares, Outstanding Parent Series C Shares and such Treasury Parent Common Shares; and

          B. PARENT. Holdco Sub, as the holder of the certificate that immediately prior to the Effective Time of the Merger evidenced the Outstanding Merger Sub Common Shares (such certificate, the "MERGER SUB COMMON STOCK CERTIFICATE") may, at such holder's option, surrender the same to the Surviving Corporation for cancellation, and such holder shall be entitled to receive from the Surviving Corporation in exchange therefor a certificate representing and evidencing the shares of Surviving Corporation Common Stock into which such holder's Outstanding Merger Sub Common Shares shall have been converted, and, until surrendered, the Merger Sub Common Stock Certificate shall represent and evidence the shares of Surviving Corporation Common Stock into which the Outstanding Merger Sub Common Shares theretofore represented and evidenced thereby shall have been converted.


                                     ARTICLE III.
                                ADDITIONAL AGREEMENTS

          3.1 DIRECTORS AND OFFICERS OF HOLDCO SUB UPON THE EFFECTIVE TIME OF THE MERGER.

          A. DIRECTORS.  As of the Effective Time of the Merger:

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                                                                              7

          (i) the number of members constituting the whole Board of Directors of Holdco Sub (the "HOLDCO SUB BOARD") shall be equal to the number of members constituting the whole Parent Board immediately prior to the Effective Time of the Merger; and

          (ii) the Holdco Sub Board shall consist of the persons serving as members of the Parent Board immediately prior to the Effective Time of the Merger.

          B. OFFICERS. As of the Effective Time of the Merger, the officers of Holdco Sub shall be the persons serving as officers of Parent immediately prior to the Effective Time of the Merger.

          3.2 HOLDCO SUB CERTIFICATE OF INCORPORATION. As of the Effective Time of the Merger, the certificate of incorporation of Holdco Sub shall be in the form attached hereto as Exhibit C (the "HOLDCO SUB CHARTER"). It is understood and agreed that the certificate of incorporation of Parent may be amended prior to the Effective Time of the Merger to, among other things, reclassify all Outstanding Shares of Parent Class B Common Stock into shares of Parent Class A Common Stock and to eliminate the authorized class of Parent Class B Common Stock. In such event, the parties agree that the Holdco Sub Charter shall be modified accordingly so as to conform to any such amendment referred to in the preceding sentence.

          3.3 HOLDCO SUB BYLAWS. As of the Effective Time of the Merger, the bylaws of Holdco Sub shall be in the form attached hereto as Exhibit D. To that end, prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence, Holdco Sub shall take all requisite action to cause the bylaws of Holdco Sub, as the same theretofore may have been amended, altered, changed and/or supplemented, to be duly amended and restated in accordance with the DGCL as of or prior to the Effective Time of the Merger, such that the Holdco Sub Bylaws shall be amended and restated to be in the form of Exhibit D attached hereto and as so amended and restated shall be and remain the bylaws of Holdco Sub upon and after the Effective Time of the Merger, unless and until thereafter duly amended, altered, changed, repealed and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

          3.4 CONSENT. Each of Parent, Merger Sub, and Holdco Sub shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for consummation of the Merger.

          3.5 NO PARENT STOCKHOLDER MEETING; MERGER SUB STOCKHOLDER WRITTEN CONSENT. The parties understand and acknowledge that it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL and that no vote of Parent's stockholders adopting, approving or authorizing this Agreement or the Merger will be required under the DGCL. Holdco Sub, in its capacity as the sole stockholder of Merger Sub, as promptly as practicable after the date hereof, shall execute and deliver to Merger Sub a written consent in lieu of a stockholder meeting adopting, approving and authorizing this Agreement and the Merger, in accordance with Section 228 of the DGCL.

          3.6 EMPLOYEE AND DIRECTOR PARENT STOCK OPTIONS.  Upon and as of the

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                                                                              8

Effective Time of the Merger and in connection with the Merger, to the fullest extent permitted by applicable law, Holdco Sub shall assume all of Parent's obligations, and Parent shall have no further obligations, with respect to (i) any then-outstanding option to acquire shares of Parent Common Stock issued under Parent's 1990 Stock Option Plan for Key Employees of Northwest Airlines Corporation and 1994 Northwest Airlines Corporation Stock Incentive Plan that theretofore shall not have expired or been duly exercised by the holders thereof (each, if any, a "PARENT OPTION") and (ii) any award of phantom stock units issued under Parent's 1996 Retention and Long Term Incentive Compensation Plan and Agreement Evidencing Grant of Phantom Stock Units to John H. Dasburg (each, if any, a "PARENT AWARD"), and the due exercise of rights under (i) any such Parent Option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding Parent Option, a number of shares of Holdco Sub Common Stock identical to the class and number of shares of Parent Common Stock that were subject to such corresponding Parent Option (a "HOLDCO SUB OPTION") and (ii) any such Parent Award shall entitle the holder thereof to receive a payment in cash upon the same terms and conditions that were applicable under the corresponding Parent Award equal to the fair market value of the identical number of shares of Holdco Sub Class A Common Stock as shares of Parent Class A Common Stock. Parent and Holdco Sub agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and Parent shall use its best efforts to obtain, if required, prior to the Closing Date, such consent of each holder of a Parent Option and Parent Award as shall be necessary to effectuate the foregoing. Holdco Sub shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Holdco Sub Options a sufficient number of shares of Holdco Sub Common Stock, and as soon as practicable following the Effective Time of the Merger, shall provide to the record holders of the Holdco Sub Options appropriate notice of such holder's rights thereunder.

          3.7 OUTSTANDING HOLDCO SUB COMMON SHARES. Upon and as of the Effective Time of the Merger, Parent shall surrender to Holdco Sub the certificate representing the Outstanding Holdco Sub Class A Common Shares, and the Outstanding Holdco Sub Class A Common Shares shall be retired as permitted under the DGCL and resume the status of authorized and unissued shares of Holdco Sub Class A Common Stock.

          3.8 HOLDCO SUB STOCKHOLDERS' RIGHTS PLAN. Effective not later than the Effective Time of the Merger, (a) the Holdco Sub Board shall adopt and approve a stockholders' rights plan having substantially the same terms and conditions as the Rights Agreement, dated as of November 16, 1995 (the "RIGHTS AGREEMENT"), between Parent and Norwest Bank Minnesota, N.A., as Rights Agent, and (b) the Parent Board shall adopt and approve an amendment to the Rights Agreement which shall cause the Rights (as defined therein) to expire immediately prior to the Effective Time of the Merger.

                                     ARTICLE IV.
                            REPRESENTATIONS AND WARRANTIES

          4.1 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants:

          A. ORGANIZATION. It is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware.

          B. POWER AND AUTHORITY. It has corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.

          C. CAPITAL STOCK. The numbers of authorized shares of Parent Class A Common Stock, Parent Class B Common Stock, Parent Series A Preferred Stock, Parent Series B Preferred Stock, Parent Series C Preferred Stock and Parent Series D Preferred Stock, the numbers of Outstanding Parent Class A Common Shares, Outstanding Parent Class B Common Shares and outstanding shares of Parent Series C Preferred Stock, and the number of Treasury Parent Common Shares are as set forth in the first recital to this Agreement.

          4.2 REPRESENTATIONS AND WARRANTIES OF MERGER SUB. Merger Sub hereby represents and warrants:

          A. ORGANIZATION. It is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware.

          B. POWER AND AUTHORITY. It has corporate power and authority to enter into, execute, deliver and (subject to stockholder approval) perform its obligations under this Agreement.

          C. CAPITAL STOCK. The number of authorized shares of Merger Sub Common Stock, the number of Outstanding Merger Sub Common Shares, and the number of shares of Merger Sub Common Stock issued but not outstanding, are as set forth in the second recital to this Agreement.

          4.3 REPRESENTATIONS AND WARRANTIES OF HOLDCO SUB. Holdco Sub hereby represents and warrants:

          A. ORGANIZATION. It is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware.

          B. POWER AND AUTHORITY. It has corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.

          C. CAPITAL STOCK. As of the date hereof, the numbers of authorized and issued shares of Holdco Sub Class A Common Stock is as set forth in the third recital to this Agreement. The numbers of authorized shares of Holdco Sub Class A Common

     Stock, Holdco Sub Class B Common Stock, Holdco Sub Series C Preferred Stock and Holdco Sub Series D Preferred Stock, and the numbers of Outstanding Holdco Sub Class A Common Shares, outstanding shares of Holdco Sub Class B Common Stock and outstanding shares of Holdco Sub Preferred Stock, in each case immediately prior to the Effective Time of the Merger, will be as set forth in the third recital to this Agreement.


                                      ARTICLE V.
                                 CONDITIONS PRECEDENT

          5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          A. STOCKHOLDER APPROVALS. This Agreement shall have been approved and adopted by the written consent of the holder of the Outstanding Merger Sub Common Shares.

          B. GOVERNMENTAL APPROVALS. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any foreign, federal, state or local government or any court, administrative agency or commission or other governmental agency or authority, whether domestic or foreign (a "GOVERNMENTAL AUTHORITY"), necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, such requirements under applicable state securities laws and the Securities Exchange Act of 1934, as amended, shall have occurred or been filed or obtained, other than filings relating to the Merger or affecting Holdco Sub's ownership of Parent or any of its subsidiaries or any of their properties.

          C. FORM S-4. The Registration Statement on Form S-4 covering the registration of Holdco Sub Class A Common Stock, Holdco Sub Class B Common Stock and Holdco Sub Series C Preferred Stock shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order, and the prospectus furnished to Parent's stockholders regarding this Agreement, the Investment Agreement, and the transactions contemplated hereby and thereby shall not at the Effective Time of the Merger be subject to any proceedings commenced or threatened by the Securities and Exchange Commission.

          D. LEGAL ACTION. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other Governmental Authority (an "INJUNCTION") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending. In the event an Injunction shall have been issued, each party agrees to use its reasonable best efforts to have the Injunction lifted.

          E. STATUTES. No statute, rule or regulation shall have been enacted by any Governmental Authority that would make the consummation of the Merger illegal.

          F. TAX OPINION; PARENT BOARD DETERMINATION. ST&B shall have issued the Tax Opinion and the Parent Board shall not have altered or rescinded its determination that Parent's stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

          G. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each party herein shall remain true, complete and accurate at the Closing Date as if made on and as of the Closing Date.

          H. CLOSING UNDER THE INVESTMENT AGREEMENT. The Closing (as such term is defined in the Investment Agreement) shall have occurred or be occurring concurrently with the Merger.


                                     ARTICLE VI.
                          TERMINATION, AMENDMENT AND WAIVER

          6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the stockholders of Merger Sub of this Agreement and the Merger:

          A. by mutual written consent of the parties; or

          B. by any party if the Closing under the Investment Agreement shall not have occurred on or prior to the first anniversary of the date of this Agreement.

When action is taken to terminate this Agreement pursuant to this Section, it shall be necessary for such action to be authorized by the Board of Directors of the party taking such action and for such party then to notify in writing the other parties of such action.

          6.2 EVENT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or its officers or directors to the other parties.

          6.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          6.4 AMENDMENT. Subject to Section 251(d) of the DGCL, this Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of Merger Sub of this Agreement and the Merger. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                     ARTICLE VII.
                                  GENERAL PROVISIONS

          7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          A.   If to Holdco Sub or Merger Sub:

                    2700 Lone Oak Parkway
                    Eagan, Minnesota 55121
                    Attention: Senior Vice President, General Counsel and Secretary
                    Fax:  (612) 726-7123

                    with a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Attn:  Robert L. Friedman, Esq.

          B.   If to Parent:

                    2700 Lone Oak Parkway
                    Eagan, Minnesota 55121
                    Attention:  Senior Vice President, General Counsel and
                                Secretary
                    Fax:  (612) 726-7123

                    with a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017
                    Attn:  Robert L. Friedman, Esq.
                    Fax:  (212) 455-2502

          7.2 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          7.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the parties regarding the subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties or any of them regarding such subject matter.

          7.4 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

          7.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, except as otherwise expressly provided herein, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

          7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          7.7 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware (without reference to conflict of laws rules thereof).

          7.8 AGREEMENT. Upon and after the Effective Time of the Merger, an executed counterpart of this Agreement shall be on file at an office of the Surviving Corporation, located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121, and a copy of this Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

          7.9 CERTIFICATES OF SECRETARIES. The certificates of the respective secretaries of Parent and Merger Sub to be attached hereto are hereby incorporated by reference and shall be deemed on and part of this Agreement.

          [Rest of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed, delivered and entered into this Agreement as of the day and year first written above.


                    NORTHWEST AIRLINES CORPORATION


                    By:  /s/ Douglas M. Steenland
                        -------------------------------
                         Name: Douglas M. Steenland
                         Title: Senior Vice President, General Counsel and
Secretary


                    NEWBRIDGE MERGER CORPORATION


                    By:  /s/ Douglas M. Steenland
                        -------------------------------
                         Name: Douglas M. Steenland
                         Title: Director


                    NEWBRIDGE PARENT CORPORATION


                    By:  /s/ Lawrence W. Kellner
                        -------------------------------
                         Name: Lawrence W. Kellner
                         Title: Executive Vice President